Exhibit 99.1

POWER OF ATTORNEY

Know all by these presents, that ARB Berhad (the “Company”) hereby constitutes and appoints DATO’ SRI LIEW KOK LEONG, signing singly, and with full power of substitution, the Company’s true and lawful attorney-in-fact and agents to:

(1) prepare, execute in the Company’s name and on the Company’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Company to make electronic filings with the SEC of reports required by Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the SEC;

(2) prepare, execute in the Company’s name and on the Company’s behalf, and submit to the SEC beneficial ownership reports on Schedule 13D or 13G, in accordance with Section 13 of the Exchange Act and the rules thereunder, in accordance with the Securities Act of 1933 (the “Securities Act”) and the rules thereunder (collectively, the “Covered Forms”);

(3) do and perform any and all acts for and on behalf of the Company that may be necessary or desirable to complete and execute any Covered Form, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange, self-regulatory association or any similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the Company, it being understood that the documents executed by such attorney-in-fact on behalf of the Company pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The Company hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Company might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Company acknowledges that the foregoing attorney-in-fact, and their substitutes, in serving in such capacity at the request of the Company, are not assuming any of the Company’s responsibilities to comply with Section 13 of the Exchange Act or the provisions of the Securities Act.

This Power of Attorney shall remain in full force and effect until the Company is no longer required to file Form ID or the Covered Forms unless earlier revoked by the Company in a signed writing delivered to the attorney-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

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IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed as of this 7th day of February, 2024.

ARB BERHAD

By:	/s/ Hong Zi Shen
Name:	Hong Zi Shen
Title:	Executive Director